Exhibit 99.1

Internap Reports Strong Year-Over-Year Adjusted EBITDA Growth and Adjusted EBITDA Margin Expansion

Highest Levels of Adjusted EBITDA and Adjusted EBITDA Margin for a First Quarter in Company History

•	Revenue of $75.9 million, down 6% versus the first quarter of 2015

•	Data Center and Network Services revenue of $50.9 million, down 6% versus the first quarter of 2015

•	Cloud and Hosting Services revenue of $25.1 million, down 6% versus the first quarter of 2015

•	Segment margin[1] of 59.1%, up 40 basis points year-over-year

•	Adjusted EBITDA[2] of $20.5 million increased 14% versus the first quarter of 2015

•	Adjusted EBITDA margin[2] of 27.0%, up 480 basis points year-over-year

•	Levered free cash flow[3] of $1.3 million

ATLANTA, GA – (May 5, 2016) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the first quarter of 2016.

“We delivered solid financial results for the first quarter of 2016 with adjusted EBITDA and adjusted EBITDA margin representing the highest levels for a first quarter in company history. We completed the transition into two distinct business units, which better aligns our cost structure and will enable us to respond better to customers and to grow faster as a result,” said Michael Ruffolo, President and Chief Executive Officer of Internap. “Consistent with our guidance provided last quarter, churn from a small number of large customers created a headwind to first quarter revenue. With churn expected to decline in the second quarter of 2016, we believe we are positioned to accelerate profitable growth as we progress through 2016 and are excited by the implications for long-term shareholder value.”

First Quarter 2016 Financial Summary

				YoY	QoQ
	1Q 2016	1Q 2015	4Q 2015	Growth	Growth
Revenues:
Data center and network services	$50,872	$54,068	$53,010	-6%	-4%
Cloud and hosting services	$25,052	$26,718	$25,746	-6%	-3%
Total Revenues	$75,924	$80,786	$78,756	-6%	-4%

Operating Expenses	$78,125	$84,905	$85,509	-8%	-9%

GAAP Net Loss	$(9,644)	$(10,442)	$(11,269)	8%	-14%

Normalized Net Loss[2]	$(6,108)	$(8,598)	$(7,409)	29%	-18%

Segment Profit[1]	$44,847	$47,440	$47,322	-5%	-5%
Segment Profit Margin	59.1%	58.7%	60.1%	40 BPS	-100 BPS

Adjusted EBITDA	$20,476	$17,918	$22,810	14%	-10%
Adjusted EBITDA Margin	27.0%	22.2%	29.0%	480 BPS	-200 BPS

1

Revenue

●	Revenue totaled $75.9 million in the first quarter, a decrease of 6% year-over-year and 4% sequentially. Both decreases were driven by churn from a small number of large customers.

●	Data Center and Network Services revenue totaled $50.9 million in the first quarter, a decrease of 6% year-over-year and 4% sequentially. The year-over-year decrease was attributable to lower IP connectivity revenue related to the continued decline in pricing for new and renewing customers and the loss of legacy contracts, a decrease in partner colocation revenue, partially offset by an increase in company-controlled colocation revenue. The sequential decrease was primarily attributable to similar trends for IP connectivity and anticipated churn from a significant company-controlled colocation customer.

●	Cloud and Hosting Services revenue totaled $25.1 million in the first quarter, a decrease of 6% year-over-year and 3% sequentially. Both decreases were driven by churn from a small number of large customers.

Net Loss

●	GAAP net loss was $(9.6) million, or $(0.19) per share, compared with $(10.4) million, or $(0.20) per share, in the first quarter of 2015 and $(11.3) million, or $(0.22) per share, in the fourth quarter of 2015.

●	Normalized net loss was $(6.1) million, or $(0.12) per share, compared with normalized net loss of $(8.6) million, or $(0.17) per share, in the first quarter of 2015, and normalized net loss of $(7.4) million, or $(0.14) per share, in the fourth quarter of 2015.

Segment Profit and Adjusted EBITDA

●	Segment profit totaled $44.8 million in the first quarter, a 5% decrease compared with the first quarter of 2015 and a 5% decrease from the fourth quarter of 2015. Segment margin was 59.1%, an increase of 40 basis points year-over-year and a decrease of 100 basis points sequentially.

●	Data Center and Network Services segment profit totaled $26.5 million in the first quarter, a 4% decrease compared with the first quarter of 2015 and a 6% decrease from the fourth quarter of 2015. Data Center and Network Services segment margin was 52.1% in the first quarter, up 110 basis points year-over-year and down 120 basis points sequentially. Year-over-year, lower IP connectivity revenue and partner colocation revenue offset higher company-controlled colocation revenue and resulted in a decrease in data center and network services segment profit. Lower IP connectivity costs and a favorable mix shift of higher company-controlled colocation revenue drove data center and network services segment margin higher. Sequentially, lower data center and network services revenue resulted in declines in segment profit and segment margin.

●	Cloud and Hosting Services segment profit totaled $18.3 million in the first quarter, an 8% decrease compared with the first quarter of 2015 and a 4% decrease from the fourth quarter of 2015. Cloud and Hosting Services segment margin was 73.2% in the first quarter, down 110 basis points year-over-year and 90 basis points sequentially. Decreased Cloud and Hosting Services revenue resulted in declines in segment profit and segment margin.

●	Adjusted EBITDA totaled $20.5 million in the first quarter, a 14% increase compared with the first quarter of 2015 and a 10% decrease from the fourth quarter of 2015. Adjusted EBITDA margin was 27.0% in the first quarter, up 480 basis points year-over-year and down 200 basis points sequentially. The year-over-year increase in adjusted EBITDA and adjusted EBITDA margin was attributable to lower cash operating expense[4] primarily from optimizing the Company’s cost structure, reduced discretionary spending and improved marketing program efficiencies. Benefits included a decrease in cash-based compensation, a decrease in marketing costs and the elimination of non-core functions, primarily the result of our business unit realignment. Sequentially, lower segment profit and seasonally higher normalized cash operating expense weighed on adjusted EBITDA and adjusted EBITDA margin.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $13.9 million at March 31, 2016. Total debt was $378.0 million, net of discount and prepaid costs, at the end of the quarter, including $59.3 million in capital lease obligations.

●	Cash generated from operations for the three months ended March 31, 2016 was $10.8 million. Capital expenditures over the same period were $12.7 million.

2

Business Outlook

We are reaffirming the following guidance for full-year 2016:

●	Revenue	$310 million - $320 million

●	Adjusted EBITDA	$80 million - $90 million

●	Capital Expenditures	$40 million - $50 million

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	Internap announced the launch of China Performance IP™, a direct connection between the company’s Hong Kong private network access point (PNAP) and mainland Chinese Internet providers. This direct, route-optimized connection between Hong Kong and China enables enterprises to gain low latency access to the mainland’s fast-growing markets from Hong Kong, removing the complexity, cost and time required to set up operations on the mainland or engage directly with China’s Internet providers.

●	Internap announced the expansion of its OpenStack-based bare-metal Infrastructure-as-a-Service offering, AgileSERVER 2.0, to its data centers in Amsterdam, Dallas and Santa Clara, Calif. Launched in 2015 out of Internap’s New York Metro data center in Secaucus, N.J., AgileSERVER 2.0 is now available in four locations globally, enabling enterprises and devops teams running mission-critical applications and big data workloads to build scale-out infrastructure environments that are higher performing and more cost-effective than commodity public cloud platforms.

1	Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2	Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

3	Levered free cash flow is a non-GAAP measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to levered free cash flow is contained in the table entitled “Levered Free Cash Flow” in the attachment.

4	Cash operating expense is a non-GAAP measure which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to cash operating expense is contained in the table entitled “Cash Operating Expense” in the attachment.

Conference Call Information:

Internap’s first quarter 2016 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, May 5, 2016 at 8:00 p.m. ET through Wednesday, May 11, 2016 at 855-859-2056 using replay code 91208532. International callers can listen to the archived event at 404-537-3406 with the same code.

3

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to (a) our expectations for the benefits to be achieved from the establishment of two distinct business units, including customer service improvements and our ability to grow faster; (b) our expectations for customer churn; (c) our ability to accelerate profitable growth and drive long-term shareholder value; and (d) our expectations for full-year 2016 revenue, adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@teamlewis.com	ir@internap.com

4

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues:
Data center and network services	$50,872	$54,068
Cloud and hosting services	25,052	26,718
Total revenues	75,924	80,786

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
Data center and network services	24,373	26,481
Cloud and hosting services	6,704	6,865
Direct costs of customer support	8,804	9,118
Sales, general and administrative	18,930	21,968
Depreciation and amortization	19,113	20,208
Exit activities, restructuring and impairments	201	265

Total operating costs and expenses	78,125	84,905

Loss from operations	(2,201)	(4,119)

Non-operating expenses:
Interest expense	6,985	6,865
Loss (gain) on foreign currency, net	433	(514)
Other, net	(77)	(16)
Total non-operating expenses	7,341	6,335

Loss before income taxes and equity in earnings of equity-method investment	(9,542)	(10,454)
Provision for income taxes	138	27
Equity in earnings of equity-method investment, net of taxes	(36)	(39)

Net loss	$(9,644)	$(10,442)

Basic and diluted net loss per share	$(0.19)	$(0.20)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,774	51,336

5

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	March 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$13,898	$17,772
Accounts receivable, net of allowance for doubtful accounts of $1,514 and $1,751, respectively	19,570	20,292
Prepaid expenses and other assets	12,410	12,405
Total current assets	45,878	50,469

Property and equipment, net	328,084	328,700
Investment in joint venture	2,934	2,768
Intangible assets, net	32,047	32,887
Goodwill	130,313	130,313
Deposits and other assets	9,094	9,474
Total assets	$548,350	$554,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$21,672	$22,607
Accrued liabilities	10,525	10,737
Deferred revenues	6,784	6,603
Capital lease obligations	9,290	8,421
Term loan, less discount of $1,806 and $1,784, respectively	1,194	1,215
Exit activities and restructuring liability	1,712	2,034
Other current liabilities	1,631	2,566
Total current liabilities	52,808	54,183

Deferred revenues	4,798	4,759
Capital lease obligations	50,007	48,692
Revolving credit facility	32,500	31,000
Term loan, less discount of $5,243 and $5,703 respectively	285,007	285,298
Exit activities and restructuring liability	1,709	1,844
Deferred rent	8,395	8,879
Deferred tax liability	1,211	880
Other long-term liabilities	4,467	4,640
Total liabilities	440,902	440,175

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 56,351 and 55,971 shares outstanding, respectively	56	56
Additional paid-in capital	1,279,490	1,277,511
Treasury stock, at cost; 908 and 826 shares, respectively	(6,609)	(6,393)
Accumulated deficit	(1,163,601)	(1,153,957)
Accumulated items of other comprehensive loss	(1,888)	(2,781)
Total stockholders' equity	107,448	114,436
Total liabilities and stockholders' equity	$548,350	$554,611

6

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(9,644)	$(10,442)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	19,113	20,208
Amortization of debt discount and issuance costs	522	490
Stock-based compensation expense, net of capitalized amount	1,922	1,579
Equity in earnings of equity-method investment	(36)	(39)
Provision for doubtful accounts	341	400
Non-cash change in capital lease obligations	487	(760)
Non-cash change in exit activities and restructuring liability	347	371
Non-cash change in deferred rent	(484)	(401)
Deferred taxes	77	54
Other, net	202	(242)
Changes in operating assets and liabilities:
Accounts receivable	537	(1,724)
Prepaid expenses, deposits and other assets	1,946	(1,544)
Accounts payable	(1,815)	(7,652)
Accrued and other liabilities	(1,903)	(903)
Deferred revenues	191	(256)
Exit activities and restructuring liability	(804)	(663)
Asset retirement obligation	(174)	-
Other liabilities	(43)	17
Net cash flows provided by (used in) operating activities	10,782	(1,507)

Cash Flows from Investing Activities:
Purchases of property and equipment	(12,282)	(14,990)
Additions to acquired and developed technology	(399)	(712)
Net cash flows used in investing activities	(12,681)	(15,702)

Cash Flows from Financing Activities:
Proceeds from credit agreements	1,500	13,000
Principal payments on credit agreements	(750)	(750)
Payments on capital lease obligations	(2,359)	(1,770)
Proceeds from exercise of stock options	-	2,583
Acquisition of common stock for income tax withholdings	(216)	(618)
Other, net	(76)	979
Net cash flows (used in) provided by financing activities	(1,901)	13,424
Effect of exchange rates on cash and cash equivalents	(74)	(80)
Net decrease in cash and cash equivalents	(3,874)	(3,865)
Cash and cash equivalents at beginning of period	17,772	20,084
Cash and cash equivalents at end of period	$13,898	$16,219

7

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA and adjusted EBITDA margin, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin, levered free cash flow and cash operating expense. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation, strategic alternatives and related costs, organizational realignment costs and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs.

●	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●	Segment profit is segment revenues less direct costs of sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support or any depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

●	Levered free cash flow is adjusted EBITDA less capital expenditures, net of equipment sale-leaseback transactions and cash paid for interest.

●	Cash operating expense is GAAP operating expense less direct cost of sales and services, depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that exit activities, restructuring and impairment charges, strategic alternatives and related costs and organizational realignment costs are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

8

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

9

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Loss from operations (GAAP)	$(2,201)	$(6,753)	$(4,119)
Depreciation and amortization	19,113	25,250	20,208
Loss (gain) on disposal of property and equipment, net	28	453	(15)
Exit activities, restructuring and impairments	201	1,033	265
Stock-based compensation	1,922	2,582	1,579
Strategic alternatives and related costs	141	245	-
Organizational realignment costs	1,272	-	-
Adjusted EBITDA (non-GAAP)	$20,476	$22,810	$17,918

10

RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net loss (GAAP)	$(9,644)	$(11,269)	$(10,442)
Exit activities, restructuring and impairments	201	1,033	265
Stock-based compensation	1,922	2,582	1,579
Strategic alternatives and related costs	141	245	-
Organizational realignment costs	1,272	-	-
Normalized net loss (non-GAAP)	(6,108)	(7,409)	(8,598)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(6,108)	$(7,409)	$(8,598)
Participating securities (GAAP)	1,369	1,260	1,151

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,774	51,727	51,336
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	51,774	51,727	51,336

Loss per share (GAAP):
Basic and diluted	$(0.19)	$(0.22)	$(0.20)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.12)	$(0.14)	$(0.17)

11

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

INTERNAP CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support or any depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenues:
Data center and network services:
Company-controlled	$22,357	$23,310	$21,230
Partner	9,938	9,955	11,151
IP connectivity	18,577	19,745	21,687
Total data center and network services	50,872	53,010	54,068
Cloud and hosting services	25,052	25,746	26,718
Total	75,924	78,756	80,786

Direct cost of sales and services, exclusive of depreciation and amortization:
Data center and network services:
Company-controlled	9,712	9,728	9,628
Partner	7,172	7,280	7,772
IP connectivity	7,489	7,760	9,081
Total data center and network services	24,373	24,768	26,481
Cloud and hosting services	6,704	6,666	6,865
Total	31,077	31,434	33,346

Segment Profit:
Data center and network services
Company-controlled	12,645	13,582	11,602
Partner	2,766	2,675	3,379
IP connectivity	11,088	11,985	12,606
Total data center and network services	26,499	28,242	27,587
Cloud and hosting services	18,348	19,080	19,853
Total	$44,847	$47,322	$47,440

Segment Margin:
Data center and network services
Company-controlled	56.6%	58.3%	54.6%
Partner	27.8%	26.9%	30.3%
IP connectivity	59.7%	60.7%	58.1%
Total data center and network services	52.1%	53.3%	51.0%
Cloud and hosting services	73.2%	74.1%	74.3%
Total	59.1%	60.1%	58.7%

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INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

LEVERED FREE CASH FLOW

Levered free cash flow is a non-GAAP measure and is adjusted EBITDA less capital expenditures, net of equipment sale-leaseback transactions and cash paid for interest (in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Adjusted EBITDA (non-GAAP)	$20,476	$22,810	$17,918
Capital expenditures, net of equipment sale-leaseback transactions	(12,681)	(14,738)	(15,702)
Unlevered free cash flow (non-GAAP)	7,795	8,072	2,216

Cash interest expense	(6,540)	(6,715)	(6,450)
Levered free cash flow (non-GAAP)	$1,255	$1,357	$(4,234)

CASH OPERATING EXPENSE

Cash operating expense is a non-GAAP measure and is operating expense defined by GAAP, less direct costs of sales and services, depreciation and amortization, (loss) gain on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs (in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Total operating costs and expenses	$78,125	$85,509	$84,905
Direct costs of sales and services, exclusive of depreciation and amortization	(31,077)	(31,434)	(33,346)
Depreciation and amortization	(19,113)	(25,250)	(20,208)
(Loss) gain on disposal of property and equipment, net	(28)	(453)	15
Exit activities, restructuring and impairments	(201)	(1,033)	(265)
Stock-based compensation	(1,922)	(2,582)	(1,579)
Strategic alternatives and related costs	(141)	(245)	-
Organizational realignment costs	(1,272)	-	-
Cash operating expense (non-GAAP)	$24,371	$24,512	$29,522

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